Exhibit 10.1

July 2, 2015

Mr. Ping Wang
Chairman of the Board of Directors and Chief Executive Officer
Aoxin Tianli Group, Inc.
Suite K, 12th Floor, Building A, Jiangjing Mansion
228 Yanjiang Ave., Jiangan District, Wuhan City Hubei Province, China 430010

Via e-mail: ir@tianli-china.com; 630523093@qq.com; vmcgill@evw.com

Re:      Immediate Resignation from Board of Directors

Dear Mr. Wang:

Effective immediately, I hereby tender my resignation as an independent Director of Aoxin Tianli (“the Company”). Although I was only recently appointed to the Board, after careful consideration of certain events and the Company’s corporate governance environment, I am not able and will not continue to be a Director of the Company.

Sincerely,
/s/ Anthony S. Chan
Anthony S. Chan

cc: Mr. Vincent McGill